EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

         THIS EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Eighth Amendment"), made and entered into this ___ day of April, 1998, by and between:

                              ANDA GENERICS, INC.,
                              a Florida corporation

                     (hereinafter referred to as "Borrower")

                                      -and-

                    CONGRESS FINANCIAL CORPORATION (FLORIDA)
                         777 Brickell Avenue, Suite 808
                              Miami, Florida 33131

                      (hereinafter referred to as "Lender")

                                R E C I T A L S:

         A. On July 21, 1994, Borrower and Lender entered into a Loan and Security Agreement (the "Agreement"), establishing a credit facility by Lender in favor of Borrower (the "Facility").

         B. On December 13, 1994, Lender and Borrower entered into an Amendment to the Agreement (the "First Amendment"), increasing the maximum principal amount of the Facility to SIX MILLION AND NO/100 DOLLARS ($6,000,000.00).

         C. On January 19, 1995, Lender and Borrower entered into an Amendment to the Agreement (the "Second Amendment"), increasing the amount of the inventory sublimit to TWO MILLION AND NO/100 DOLLARS ($2,000,000.00).

         D. On April 4, 1995, Lender and Borrower entered into an Amendment to the Agreement (the "Third Amendment"), increasing the maximum principal amount of the Facility to SEVEN MILLION AND NO/100 DOLLARS ($7,000,000.00), increasing the advance rate against the Net Amount of Eligible Accounts to eighty-five percent (85%), and increasing the amount of the inventory sublimit to TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00).

         E. On July 18, 1995, Lender and Borrower entered into an Amendment to the Agreement (the "Fourth Amendment"), increasing the maximum principal amount of the

Facility to EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00) and increasing the amount of the inventory sublimit to THREE MILLION AND NO/100 DOLLARS ($3,000,000.00).

         F. On January 5, 1996, Lender and Borrower entered into an Amendment to the Agreement (the "Fifth Amendment"), increasing the maximum principal amount of the Facility to TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), increasing the amount of the inventory sublimit to FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00), decreasing the pre-default interest rate to one and one-half percent (1 1/2%) per annum in excess of the Prime Rate, and extending the term of the Agreement to July 21, 1997.

         G. On October 18, 1996, Lender and Borrower entered into an Amendment to the Agreement (the "Sixth Amendment"), further increasing the amount of the inventory sublimit to FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00), further decreasing the pre-default interest rate to one percent (1%) per annum in excess of the Prime Rate, reducing the unused line fee to one-quarter of one percent (1/4%) per annum, modifying certain reporting requirements and certain covenants, and extending the term of the Agreement to July 21, 1998.

         H. On October 24, 1997, Lender and Borrower entered into an Amendment to the Agreement (the "Seventh Amendment"), further decreasing the pre-default interest rate to one-half of one percent (1/2%) per annum in excess of the Prime Rate, reducing to one business day the number of collection days utilized for interest rate calculations applicable to the receipt of federal funds, and extending the term of the Agreement to July 21, 1999.

         I. Borrower and Obligors (as defined in the Agreement) have requested that Lender further increase the maximum principal amount of the Facility, further increase the amount of the inventory sublimit, further decrease the pre-default interest rate, further reduce the unused line fee, and further extend the term of the Agreement, and Lender is agreeable to same, subject to the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the mutual covenants of the parties hereto, and for other good and valuable consideration, it is agreed as follows:

         1. The foregoing statements are true and correct and are incorporated herein as if set forth in full.

         2. Unless otherwise defined herein, all terms used herein shall have the definitions specified in the Agreement, as modified by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth

Amendment and the Seventh Amendment; all references hereinafter made to the Agreement to include the modifications thereto effectuated pursuant to the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Seventh Amendment.

         3. Borrower and Obligors each confirm and acknowledge that, as of March 31, 1998, the balance due Lender under the Facility was the principal amount of $994,818.19, plus accrued interest since the date last paid, all free and clear of any defense, set-off or counterclaim.

         4. The Agreement is hereby modified as follows (all references to Sections and subsections being the applicable Sections and subsections of the Agreement):

         (A) The "Maximum Credit" amount, as defined in subsection 1.16, is increased from Ten Million Dollars ($10,000,000.00) to Thirty Million Dollars ($30,000,000.00); PROVIDED HOWEVER, that no Loan shall be made under such increased Maximum Credit amount (i.e., the first Loan which would cause the outstanding principal balance of all Loans to exceed Ten Million and No/100 Dollars ($10,000,000.00)) until Lender shall have received Borrower's written request to utilize such increased Maximum Credit amount.

         (B) The sublimit for Revolving Loans based upon Eligible Inventory, as specified in subsection 2.1(a)(ii)(B), is increased from the sum of Five Million and No/100 Dollars ($5,000,000.00) to the sum of Ten Million and No/100 Dollars ($10,000,000.00).

         (C) The pre-default interest rate, as specified in subsection 3.1(a), is modified to: (i) the Prime Rate, effective for any three (3) month period (or part thereof) immediately following any three (3) month period during which the average daily principal balance of the outstanding Revolving Loans exceeds Twenty Million Dollars ($20,000,000.00); (ii) one-quarter of one percent (1/4%) per annum in excess of the Prime Rate, effective for any three (3) month period (or part thereof) immediately following any three (3) month period during which the average daily principal balance of the outstanding Revolving Loans exceeds Ten Million Dollars ($10,000,000.00); and (iii) one-half of one percent (1/2%) per annum in excess of the Prime Rate at all other times.

         (D) The following provision is substituted, in its entirety, for the terms of Section 3.3:

                  3.3 UNUSED LINE FEE. While this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, Borrower shall pay to Lender monthly an unused line fee, which fee shall be payable on the first day of each month in arrears, at a rate equal to one-quarter of one percent (1/4%) per annum calculated upon the amount by which: (a) Ten Million Dollars ($10,000,000.00) exceeds the average daily principal balance of the outstanding Revolving Loans during the immediately preceding month (or part thereof), if the average daily principal balance of the outstanding Revolving Loans during the immediately preceding three (3) months does not exceed Ten Million Dollars ($10,000,000.00), and (b) Thirty Million Dollars ($30,000,000.00) exceeds the average daily principal balance of the outstanding Revolving Loans during the immediately preceding month (or part thereof), if the average daily principal balance of the outstanding Revolving Loans during the immediately preceding three (3) months exceeds Ten Million Dollars ($10,000,000.00).

         (E) The Renewal Date, as specified in subsection 12.1 (a), is extended from July 21, 1999, to July 21, 2000.

         5. Each and every reference to the Agreement in the other Financing Agreements shall be deemed to refer to the Agreement, as modified by this Eighth Amendment and the prior amendments specified above.

         6. The obligation of Lender to hereafter make any Loan(s) to Borrower is subject to satisfactory compliance with conditions precedent requiring that Lender shall have received from Obligors, prior to or simultaneously with the execution of this Eighth Amendment, current certificates of good standing, certified articles of incorporation and certified by-laws for each of the Obligors from the appropriate governmental official(s) of their respective jurisdictions of incorporation or, as to their respective articles of incorporation and by-laws, from their respective corporate secretaries.

         7. As partial consideration for Lender extending the Renewal Date for the Facility, and certain other amendments as provided above, Lender has fully earned a nonrefundable facility fee in the amount of Fifty Thousand Dollars ($50,000.00), which shall be paid to Lender simultaneously with the execution of this Eighth Amendment, irrespective of any actual further funding under the Facility. On the date that the principal balance of the outstanding Revolving Loans first exceeds Ten Million Dollars ($10,000,000.00), an additional Fifty Thousand Dollar ($50,000.00) fully earned nonrefundable facility fee shall be paid to Lender as partial consideration for Lender increasing the principal amount of the Facility.

         8. Borrower and Obligors each represents and warrants to Lender that, except as has been otherwise disclosed to Lender in writing, the representations and warranties contained in the Agreement and all related loan documentation are true and correct on and as of the date hereof (with the same force and effect as if made on and as of the date hereof) and with respect to this Eighth Amendment and the related documentation referenced herein.

         9. Borrower acknowledges and confirms that all Collateral furnished in connection with the Agreement continues to secure the Obligations, as modified by this Eighth Amendment and the prior amendments specified above.

         10. Borrower shall pay all out-of-pocket expenses incurred by Lender in connection with the preparation for and closing of the transaction contemplated under this Eighth Amendment, including, without limitation, the fees and expenses of special counsel for Lender. In addition, Borrower shall pay any and all taxes (together with interest and penalties, if any, applicable thereto) and fees, including, without limitation, documentary stamp taxes, now or hereafter required in connection with the execution and delivery of the Agreement, as modified by this Eighth Amendment and the prior amendments specified above, and all related documents, instruments and agreements.

         11. Except as expressly modified herein, all terms and provisions of the Agreement, and all other documents, instruments and agreements executed and/or delivered in connection with the Agreement, shall remain unchanged and in full force and effect. No consent of Lender hereunder shall operate as a waiver or continuing consent with respect to any instance or event other than those specified herein.

         12. All covenants, agreements, representations and warranties contained herein shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.

         13. LENDER, BORROWER AND OBLIGORS EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS EIGHTH AMENDMENT OR THE AGREEMENT AND ANY AGREEMENT, DOCUMENT OR INSTRUMENT EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK ENTERING INTO THIS EIGHTH AMENDMENT.

         IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amendment the day and year first above written.

                                    BORROWER:

                                    ANDA GENERICS, INC.,
                                    a Florida corporation


                                    By: /S/ SCOTT LODIN
                                    Title: Vice President/General Counsel

                                    LENDER:

                                    CONGRESS FINANCIAL CORPORATION
                                    (FLORIDA)


                                    By: /S/ MARTIN J. COLOSON
                                    Title: Vice President

                                     JOINDER

         Each of the undersigned: (1) acknowledges and confirms that Lender's loans, advances and credit to Borrower have been, are and will continue to be of direct economic benefit to the undersigned, (2) consents to all terms and provisions of the Eighth Amendment which are applicable to them, and agrees to be bound by and comply with such terms and provisions, and (3) acknowledges and confirms that their respective guarantees in favor of Lender executed in connection with the Agreement are each valid and binding and remain in full force and effect in accordance with their respective terms (without defense, setoff or counterclaim against enforcement thereof), which include, without limitation, their guarantees in connection with the Agreement, as modified by the Eighth Amendment and the prior amendments specified therein.

                                   GUARANTORS:

(CORPORATE SEAL)                        ANDRX CORPORATION, a Florida corporation

Attest: /S/ ANGELO C. MALAHIAS          By: /S/ SCOTT LODIN

    As: Treasurer               As: Vice President and General Counsel

(CORPORATE SEAL)                        ANDRX PHARMACEUTICALS INC., a Florida
                                        corporation

Attest: /S/ ANGELO C. MALAHIAS          By: /S/ SCOTT LODIN

    As: Treasurer               As: Vice President and General Counsel